Exhibit 10.48
     Tommy L. Andrews, Laura De Cespedes, Nelson G. Eng, George W. Gresham, Shailesh M. Kotwal, Kay J. Nichols and Clyde L. Thomas have entered into Change in Control Agreements that are substantially identical in all respects to the agreement with Paul F. Walsh that was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
     Steven F. Coleman has entered into a Change in Control Agreement that, as amended, is substantially identical in all material respects to the Agreement and amendment thereto filed as Exhibits 10.29 and 10.30, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.